Exhibit 5.1





                         April 21, 1999





Consolidated Capital of North America, Inc.
410 17th Street, Suite 400
Denver, Colorado  80202

     Re:   Registration Statement on Form S-8 Relating to the
           Company's 1997 Stock Incentive Plan, As Amended

Dear Ladies and Gentlemen:

     We have acted as counsel to Consolidated Capital of North America, Inc., a Colorado Corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering of up to 3,000,000 additional shares of the Company's Common Stock (the "Common Stock"), to be issued pursuant to the Company's 1997 Stock Incentive Plan, as amended by the Board of Directors in August, 1998 and approved by the shareholders in December, 1998 (the "1997 Stock Plan"). We have examined such records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. In our examination we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

     In our opinion, the additional shares of the Company's Common Stock to be issued as share awards or upon exercise of the options granted or to be granted in accordance with the terms of the 1997 Stock Plan, will be, when issued in accordance with the terms of the 1997 Stock Plan, validly issued, fully paid and nonassessable shares of the Common Stock of the Company.

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving such opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                              GALLAGHER, BRIODY & BUTLER

                              /s/ Gallagher, Briody & Butler
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